Exhibit (a)(5)


                          SCUDDER STRATEGIC INCOME FUND

        Amendment of Declaration of Trust for the Redesignation of Series

            The undersigned, being a majority of the Trustees of Scudder Strategic Income Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust, dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the Article III, Section 1 of the Declaration of Trust as follows:

         The series presently designated as Initial Portfolio is hereby redesignated as "DWS Strategic Income Fund."

         The relative rights and preferences of such series shall continue to be as set forth in the Declaration of Trust.

         The foregoing Redesignation of Series shall be effective February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/John W. Ballantine                       /s/Lewis A. Burnham
----------------------------------          ------------------------------------
John W. Ballantine, Trustee                 Lewis A. Burnham, Trustee


/s/Donald L. Dunaway                        /s/James R. Edgar
----------------------------------          ------------------------------------
Donald L. Dunaway, Trustee                  James R. Edgar, Trustee


/s/Paul K. Freeman                          /s/Robert B. Hoffman
----------------------------------          ------------------------------------
Paul K. Freeman, Trustee                    Robert B. Hoffman, Trustee


/s/William McClayton                        /s/William N. Shiebler
----------------------------------          ------------------------------------
William McClayton, Trustee                  William N. Shiebler, Trustee


/s/Robert H. Wadsworth                      /s/Shirley D. Peterson
----------------------------------          ------------------------------------
Robert H. Wadsworth, Trustee                Shirley D. Peterson, Trustee


/s/John G. Weithers
----------------------------------
John G. Weithers, Trustee


Dated:  November 16, 2005